Exhibit 99.B(h)(3)(e)

PACIFIC FUNDS SERIES TRUST

AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT (the “Amendment”), effective as of August 1, 2019, is entered into by and between Pacific Funds Series Trust (the “Trust” or “Pacific Funds”), on behalf of the series of Pacific Funds designated in the schedules to the Agreement (each a “Fund,” collectively, the “Funds”), and Pacific Life Fund Advisors LLC (“Adviser”).

WHEREAS, the Trust and Adviser (collectively, the “Parties”) are parties to a certain Expense Limitation Agreement dated August 1, 2017, as may be amended from time to time (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement upon the following terms and conditions.

NOW THEREFORE, in consideration of the renewal of premises and mutual promises and covenants contained in the Agreement, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1)           Schedules A, B, C and D to the Agreement are hereby deleted in its entirety and replaced with the Schedules A, B, C and D attached hereto, effective as of the date noted on that schedule.

2)           Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS, LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

SCHEDULE A

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  Portfolio Optimization Funds1

Operating Expense Limits for Class A, Class C, Class R and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate

Pacific Funds Portfolio Optimization Conservative

Pacific Funds Portfolio Optimization Moderate-Conservative

Pacific Funds Portfolio Optimization Moderate

Pacific Funds Portfolio Optimization Growth

Pacific Funds Portfolio Optimization Aggressive-Growth

0.15% through July 31, 2020 0.30% from August 1, 2020 through July 31, 2023

Effective:  August 1, 2019

1  Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth are, together, the “Portfolio Optimization Funds.”

A-1

SCHEDULE B

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  PF Fixed Income Funds2 and Pacific Funds Diversified Income

I.                                      Operating Expense Limits for Class A Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2020

II.                                Operating Expense Limits for Class C Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income	0.10% through July 31, 2020
Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.05% through July 31, 2020

2  Pacific Funds Ultra Short Income, Pacific Funds Core Income, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income and Pacific Funds Strategic Income are, together, the “PF Fixed Income Funds.”  The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

B-1

III.                          Operating Expense Limits for Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2020
Pacific Funds Core Income	0.05% through July 31, 2020
Pacific Funds Ultra Short Income	0.07% through July 31, 2022
Pacific Funds Diversified Income	0.10% through July 31, 2022

IV.                          Operating Expense Limits for Class I Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds High Income	0.10% through July 31, 2019
Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income	0.05% through July 31, 2019
Pacific Funds Ultra Short Income	0.07% through July 31, 2022

Effective:  August 1, 2019

B-2

SCHEDULE C

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT
FOR:  PF U.S. Equity Funds3

I.                                      Operating Expense Limits for Class A Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.20% through July 31, 2020
Pacific Funds Small-Cap Growth	0.15% through July 31, 2020

II.                                Operating Expense Limits for Class C and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through July 31, 2020

III.                          Operating Expense Limits for Class S Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value	0.10% through July 31, 2020
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.15% through July 31, 2020
Pacific Funds Small-Cap Growth	0.05% through July 31, 2020

Effective:  August 1, 2019

3  Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value and Pacific Funds Small-Cap Growth are, together, the “PF U.S. Equity Funds.”  The expense caps for Class P shares of the PF U.S. Equity Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

C-1

SCHEDULE D

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  Class P Underlying Funds

Operating Expense Limits for Class P Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Core Income Pacific Funds Floating Rate Income	0.05% through July 31, 2020
Pacific Funds High Income	0.10% through July 31, 2020

PF Inflation Managed Fund

PF Managed Bond Fund

PF Short Duration Bond Fund

PF Emerging Markets Debt Fund

PF Growth Fund

PF Large-Cap Value Fund

PF Mid-Cap Equity Fund

PF Developing Growth Fund

PF Small-Cap Value Fund

PF Real Estate Fund

PF Emerging Markets Fund

PF International Large-Cap Fund

PF International Value Fund

0.15% through July 31, 2020 0.30% from August 1, 2020 through July 31, 2023
PF Currency Strategies Fund PF International Small-Cap Fund	0.25% through July 31, 2020
PF Multi-Asset Fund PF Multi-Fixed Income Fund[4]	0.16% through July 31, 2020
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through July 31, 2020

Effective:  August 1, 2019

4  Upon commencement of operations.

D-1